SUBSCRIPTION AGREEMENT

                                IVANY MINING INC.

Ivany Mining, Inc., a Delaware corporation with its principal office at 8720 Dufrost, St. Leonard, Quebec, Canada, H1P 2Z5 (hereinafter the "Company") and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

A. The Company desires to offer for sale to accredited investors a maximum of 6,000,000 Units ($1,500,000) at an offering price of $0.25 per Unit. Each Unit consists of one (1) share of Common Stock, par value $0.001, and one (1) Warrant (the "Warrant") to purchase one (1) share of common stock, exercisable for 12 months from the closing of the offering. The exercise price for the Warrant is priced at $0.30.

B. Subscriber desires to acquire the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:


                             SUBSCRIPTION FOR UNITS

1.1 Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set-forth upon the signature page hereof at a price equal to $0.25 per Unit, and the Company agrees to sell such Units to Subscriber for said purchase price subject to the Company's right to sell to Subscriber such lesser number of Units as it may, in its sole discretion, deem necessary or desirable. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2 The purchase price for the Units subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Derek Ivany, Chief Executive Officer, Planet411.com Inc., 8720 Dufrost, St. Leonard, Quebec, Canada, H1P 2Z5. Payment can be made either by submitting a personal check, cashier's check or money order for the full purchase price of $0.25 per Unit with the executed Subscription Agreement. The Company reserves the right to reject a subscription for any reason or to admit an investor who subscribes for less than the minimum number of Units. Payments shall be made payable to "Ivany Mining, Inc."



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                  REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby severally represents and warrants to the Company the following:

      (A) Subscriber recognizes that the purchase of Units subscribed to herein involves a high degree of risk in that the Company has a limited operating history and may require substantial funds in addition to the proceeds of this private placement;

      (B) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units;

      (C) Subscriber has been delivered a private placement offering memorandum (the "Memorandum") furnished by the Company to Subscriber and has had full opportunity to review the Memorandum with Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

      (D) Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

      (E) The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended.

      (F) Subscriber hereby acknowledges that this offering of Units has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Units are being issued by the Company pursuant to an exemption from registration provided by Rule 506 of Regulation D pursuant to the United States Securities Act.

      (G) Subscriber is acquiring the Units as principal for Subscriber's own benefit;

      (H) Subscriber is not aware of any advertisement of the Units.


                         REPRESENTATIONS BY THE COMPANY

3.1   The Company represents and warrants to the Subscriber that:

      (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

      (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

                              TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company. There is a no minimum offering. The minimum investment amount for a single investor is $900 for 3,600 Units.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber's address indicated herein.

4.3 The Units are being offered on a "best efforts" basis as more particularly set forth in the Memorandum.


                                  MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 8720 Dufrost, Vancouver, British St. Leonard, Quebec, Canada H1P 2Z5, Attention: Mr. Derek Ivany, Chief Executive Officer, and to Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

5.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

                           ACCREDITED INVESTOR STATUS

6.1 [ ] BY CHECKING THIS BOX, SUBSCRIBER REPRESENTS AND WARRANTS TO THE COMPANY THAT THE SUBSCRIBER IS AN "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SUBSCRIBER ACKNOWLEDGES HAVING REVIEWED AND CONSIDERED THE DEFINITION OF "ACCREDITED INVESTOR" ATTACHED TO THIS SUBSCRIPTION AGREEMENT.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the 30 day of NOVEMBER, 2007.



Number of Units Subscribed For:                     2,000,000
                               ------------------------------------------------

Total Dollar Amount:            $500,000
                               ------------------------------------------------

Signature of Subscriber:                  /s/ Andrew C. Burton
                               ------------------------------------------------
                                    Andrew C. Burton Managing Member

Name of Subscriber:                       Arclight Capital, LLC
                               ------------------------------------------------

Address of Subscriber:                2062 Troon Dr., Henderson, NV 89074
                               ------------------------------------------------

Subscriber's SS# or
Tax Identification #:                          ###-##-####
                               ----------------------------------------------

Email contact address:                    aburton@sfgnyc.com
                               ----------------------------------------------


Primary Contact Number: (702) 372 - 3604         Fax Number: (   )     -
                         ---  ---   ----                      ---  ---   -----

ACCEPTED BY: IVANY MINING, INC.

Signature of Authorized Signatory:   /s/ Derek Ivany
                                    ------------------------------------

Name of Authorized Signatory:        Derek Ivany
                                    ------------------------------------

Position of Authorized Signatory:    CEO
                                    ------------------------------------

Date of Acceptance:                  December 1, 2007
                                    ------------------------------------

ACCREDITED INVESTOR DEFINITION

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Subscriber is any of the following:

(1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

(2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(3) Any director, executive officer of the Company;

(4) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 503(b)(2)(ii);

(5) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(6) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership. not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(7) Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

(8) Any insurance company as defined in Section 2(13) of the Act;

(9) Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

(10) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(11) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(12) Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors; and

(13) Any entity in which all of the equity owners are accredited investors.